Exhibit 99.2

Polypore International, Inc.
The Gibson Building
11430 North Community House Road
Suite 350
Charlotte, NC 28277
Tel: (704) 587-8409
Fax: (704) 587-8795

www.polypore.net

Polypore Launches Tender Offers for 8¾% Senior Subordinated Notes due 2012 and Consent Solicitation

CHARLOTTE, NC — November 10, 2010 — Polypore International, Inc. (NYSE: PPO) announced today that it commenced tender offers to purchase for cash any and all of its outstanding 8¾% Senior Subordinated Dollar Notes due 2012 (the “Dollar Notes”) and 8¾% Senior Subordinated Euro Notes due 2012 (the “Euro Notes” and, collectively with the Dollar Notes, the “8¾% Notes”) pursuant to an Offer to Purchase statement dated November 10, 2010 (the “Offer to Purchase”) for a price equal to $1,002.50 per $1,000 principal amount of Dollar Notes or €1,002.50 per €1,000 principal amount of Euro Notes, which includes $972.50, with respect to the Dollar Notes, or €972.50, with respect to the Euro Notes, as the tender offer consideration and $30.00, with respect to the Dollar Notes, or €30.00, with respect to the Euro Notes, as a consent payment (collectively, the “Tender Offers”).  The aggregate principal amount of the Dollar Notes currently outstanding is $150 million (which excludes $75 million principal amount of outstanding Dollar Notes for which the Company has called for redemption on December 3, 2010) and the aggregate principal amount of the Euro Notes currently outstanding is €150 million.

In connection with the Tender Offers, the Company is soliciting consents (the “Consent Solicitation”) to certain proposed amendments to the indenture governing the 8¾% Notes that are subject to the Tender Offers to eliminate substantially all of the covenants and certain events of default and related provisions contained in the indenture.

The Consent Solicitation will expire at 5:00 p.m., New York City time, on November 24, 2010, unless extended (such date, as it may be extended, the “Consent Deadline”).  On the terms and subject to the conditions of the Consent Solicitation, the Company will pay, promptly following the Consent Deadline and the satisfaction of the other conditions contained in the Consent

Solicitation, to each holder who has validly delivered (and has not revoked) a valid consent on or prior to the Consent Deadline, $30.00 or €30.00 for each $1,000 or €1,000, respectively, in principal amount of 8¾% Notes (the “Consent Payment”).

With respect to the Tender Offers, holders of 8¾% Notes validly tendered on or prior to the Consent Deadline, if such 8¾% Notes are accepted for purchase, will receive the tender offer consideration plus the Consent Payment (the “Total Consideration”).

The Tender Offers are scheduled to expire at 5:00 p.m, New York City time on December 13, 2010, unless extended or earlier terminated (the “Expiration Time”).  Payment for 8¾% Notes validly tendered on or prior to the Consent Deadline and accepted for purchase will be made promptly after the Consent Deadline.  Holders of 8¾% Notes who validly tender after the Consent Deadline but prior to the Expiration Time, if such notes are accepted for purchase (and not earlier redeemed prior to the Expiration Time), will receive the Total Consideration less the Consent Payment.  Payment for 8¾% Notes validly tendered after the Consent Deadline and on or prior to the Expiration Time and accepted for purchase will be made promptly after the Expiration Time.

The Tender Offers are subject to the satisfaction or waiver of certain conditions as set forth in the Offer to Purchase governing the Tender Offers, including the consummation of the Company’s proposed private offering of $365 million aggregate principal amount of senior unsecured notes due 2017 (the “Senior Unsecured Notes”).  The Company intends to use the net proceeds from the offering of the Senior Unsecured Notes to repurchase the 8¾% Notes.

This announcement is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities with respect to the 8¾% Notes that are the subject of the Tender Offers or with respect to the Senior Unsecured Notes.

The complete terms and conditions of the Tender Offers and the Consent Solicitation are set forth in the Offer to Purchase that is being sent to holders of the 8¾% Notes. Holders are urged to read the Tender Offer documents carefully. Copies of each Offer to Purchase and the related Letter of Transmittal may be obtained from the Information Agent for the Tender Offers, Global Bondholder Services Corporation, at (212) 430-3774 and (866) 807-2200 (toll-free).

J.P. Morgan Securities LLC and J.P. Morgan Securities Ltd. are the Dealer Managers and Solicitation Agents for the Tender Offers and Consent Solicitation. Questions regarding the

Tender Offers and the Consent Solicitation may be directed to J.P. Morgan Securities LLC at (800) 245-8812 or J.P Morgan Securities Ltd. at +44 (0) 207 325 9633 (call collect).  The Tender Offers and the Consent Solicitation may only be made pursuant to the terms of the respective Offer to Purchase and the related Letter of Transmittal.

About Polypore International, Inc.

Polypore International, Inc. is a global high technology filtration company specializing in microporous membranes. Polypore’s flat sheet and hollow fiber membranes are used in specialized applications that require the removal or separation of various materials from liquids, primarily in the ultrafiltration and microfiltration markets. Based in Charlotte, NC, Polypore International, Inc. is a market leader with manufacturing facilities or sales offices in ten countries serving six continents. See www.polypore.net.

Forward-Looking Statement

This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “ intends,” “plans,” “believes,” “estimates,” and similar expressions are forward- looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit facilities; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under, environmental laws; the failure to protect our intellectual property; the loss of senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the failure to effectively integrate newly acquired operations; the absence of expected returns from the significant amount of intangible assets we have recorded; adverse impact from legal proceedings on our financial condition; natural disasters, epidemics, terrorist acts and other events beyond our control; and economic uncertainty and the recent crisis in global credit and financial markets. Additional information concerning these and other important factors can be found in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CONTACT:

Polypore Investor Relations

(704) 587-8886

investorrelations@polypore.net